Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY APPOINTS MAX SCHIRESON, CEO OF MONGODB, INC., TO
BOARD OF DIRECTORS
Cray Aligns Company around Convergence of Supercomputing and Big Data

Seattle, WA - July 14, 2014 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced that its Board of Directors has appointed Max Schireson as a member of the Board, and as a member of the Strategic Technology Assessment and Compensation Committees, effective July 8, 2014.

Schireson is the CEO of MongoDB, Inc., the database for modern applications, based in Palo Alto, CA and New York City. Fortune 500 companies and startups use MongoDB to create new types of applications, improve customer experience, accelerate time to market and reduce costs.

Prior to MongoDB, Schireson spent more than seven years at MarkLogic, a database provider for unstructured information, where he held a variety of executive roles including chief operating officer. Before MarkLogic, Schireson spent nine years at Oracle where he held a number of roles including chief applications architect and vice president, E-Commerce and Self Service Applications.

“Cray and its technology have impressed me since I was a teenager. They pushed the boundaries of computing even before ‘big data’ became a broad trend,” said Max Schireson, CEO at MongoDB, Inc. “I am excited to join the board and collaborate with the Cray team as they work to apply Cray’s innovative technology to some of the most challenging big data problems.”

“Max is a perfect addition to our Board. He brings a strong background in analytics, running one of the most successful, high growth big data software companies in the world,” said Peter Ungaro, president and CEO of Cray. “As the explosion of data continues to accelerate our business, we are aligning our organization to best address this exciting growth opportunity and create more value for our customers. This new alignment will allow us to better leverage the talents of our people and our innovative technologies to develop groundbreaking solutions for solving the world’s most challenging simulation, modeling and analytics problems. Max is a great complement to this evolution, and the Board and our management group are thrilled he has joined our team.”

Along with the addition of Schireson to Cray’s Board of Directors, the Company is also aligning its organization to better capitalize on the massive growth of data, and the convergence of supercomputing and big data seen at companies and institutions around the world. As part of this alignment, Cray will bring together its product groups, Peg Williams will lead a cross-company R&D organization, and Barry Bolding will lead an expanded marketing and business development team.

Separately, Bill Blake and Arvind Parthasarathi will be leaving the Company to pursue other interests, but both will remain with Cray through a transition period.

“I want to thank both Bill and Arvind for their significant contributions at Cray over the past few years,” Ungaro added. “Prior to serving as our CTO, Bill served six years on our Board of Directors, and Arvind played a significant leadership role in the launch of our YarcData business. We wish them the best, and I want to personally thank each of them for their positive impact and contributions to our Company.”

About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

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Cray is a registered trademark of Cray Inc. in the United States and other countries. Other product and service names mentioned herein are the trademarks of their respective owners.

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